Exhibit 99.1

Altiris Reports Strong First Quarter 2004 Financial Results

Salt Lake City, Utah, April 26, 2004 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the first quarter ended March 31, 2004.

For the first quarter of 2004, the Company reported total revenue of $37.4 million, an increase of 79% over the first quarter of 2003 and up 23% sequentially. Net income for the first quarter was $3.1 million, or $0.11 per diluted share, including non-cash charges of $1,048,000 related to amortization of acquired intellectual property, $664,000 of amortization of intangible assets, and $158,000 in stock-based compensation. This compares to net income of $2.5 million, or $0.11 per diluted share, reported in the first quarter of 2003, and net income of $4.4 million, or $0.16 per diluted share, reported in the fourth quarter of 2003.

On a pro forma basis, the Company reported net income of $4.6 million, or $0.17 per diluted share, for the first quarter of 2004, excluding the above-mentioned charges and applying a tax rate of 35%. This compares to pro forma net income of $1.9 million, or $0.09 per diluted share, reported in the first quarter of 2003, and pro forma net income of $4.0 million, or $0.15 per diluted share, reported in the fourth quarter of 2003.

The Company reported license revenue of $24.7 million, representing a 93% increase over $12.8 million in the first quarter of 2003 and a 22% increase over $20.3 million in the fourth quarter of 2003. Service revenue for the first quarter of 2004 increased to $12.7 million, a 58% increase over $8.0 million in the first quarter of 2003 and a 27% increase over $10.0 million in the fourth quarter of 2003. The Company generated $8.6 million in cash from operations and closed the quarter with $148 million in cash and marketable securities.

“This was a particularly strong quarter for Altiris and we are pleased with our performance and sales execution,” commented Greg Butterfield, chairman, president and chief executive officer of Altiris. “We reported solid growth in both license and service revenue, saw continued demand for our products driven by our heterogeneous IT lifecycle management offerings and closed major deals through our direct sales force and key partners, while continuing to invest in sales and product capabilities.

“Importantly during the first quarter, we launched Altiris 6.0, our most significant product line update in more than two years, which has significantly enhanced the security features and scalability of our products. We have already received positive feedback from customers, the press, industry analysts and partners, and we are now shipping 90% of our solutions on the 6.0 platform. In addition, we hosted ManageFusion in Las Vegas for almost 500 attendees. It was an important hands-on opportunity for customers and prospects to experience and be trained on our solutions, with specific emphasis on Altiris 6.0.

“We have come a long way in a short period of time, but there is still much opportunity ahead. We have the platform, the products and the partners in place that will help us accomplish our goals, and we are positioned for strong growth in 2004. We enter the second quarter with continued confidence in our business,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s first quarter results on Monday, April 26, 2004 beginning at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the company’s web site at www.altiris.com. For those unable to listen to the live webcast, a replay of the call will also be available on the Altiris web site, or by dialing 800-405-2236 and entering passcode 576200.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and webcast to be broadcast on April 26, 2004 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation. In addition, we used a pro-forma tax rate of 35% and 38% for the first quarter of 2004 and 2003, respectively. This compares to a GAAP effective tax rate for the same quarters of 40% and 5%, respectively.

About Altiris

Altiris, Inc., is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our investment in sales and product capabilities, the enhancement of security features and scalability of our products, our market position concerning our platform, products and partners and our opportunities for growth in 2004. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history and history of losses, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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(Table to follow)

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended March 31
	2004	2003
Revenue:
Software	$24,717	$12,811
Services	12,695	8,033

Total revenue	37,412	20,844

Cost of revenue:
Software	321	199
Amortization of acquired IP	1,048	148
Services	4,204	2,640

Total cost of revenue	5,573	2,987

Gross profit	31,839	17,857

Operating expenses:
Sales and marketing	15,096	8,063
Research and development	7,891	5,374
General and administrative	3,067	1,802
Amortization of intangible assets	664	23
Stock-based compensation	158	332

Total operating expenses	26,876	15,594

Income from operations	4,963	2,263

Other income, net	221	358

Income before income taxes	5,184	2,621

Provision for income taxes	(2,091)	(137)

Net income	$3,093	$2,484

Basic net income per share	$0.12	$0.12

Diluted net income per share	$0.11	$0.11

Basic shares	26,108	20,491

Diluted shares	27,540	22,182

PRO FORMA ADJUSTMENTS

GAAP income before income taxes	$5,184	$2,621

Add back:
Amortization of acquired IP	1,048	148
Amortization of intangible assets	664	23
Stock-based compensation	158	332

Pro forma income before income taxes	7,054	3,124

Pro forma provision for income taxes	(2,469)	(1,187)

Pro forma net income	$4,585	$1,937

Pro forma net income per share:
Basic	$0.18	$0.09

Diluted	$0.17	$0.09

Shares used to compute pro forma net income per share:
Basic	26,108	20,491

Diluted	27,540	22,182

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$147,929	$139,031
Accounts receivable, net	24,893	23,479
Prepaid expenses and other current assets	4,939	4,131
Deferred tax asset	852	852

Total current assets	178,613	167,493

Property and equipment, net	4,995	4,517
Intangible assets, net	24,066	22,951
Goodwill	15,793	15,698
Other assets	129	128

Total Assets	$223,596	$210,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,103	$1,008
Accounts payable	3,235	2,769
Accrued salaries and benefits	7,259	7,220
Other accrued expenses	3,593	4,172
Deferred revenue	24,208	21,620

Total current liabilities	39,398	36,789

Capital lease obligations, net of current portion	1,085	818
Deferred tax liability	1,922	1,921
Deferred revenue, non-current	5,562	4,409

Total liabilities	47,967	43,937

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	182,597	177,185
Deferred compensation	(740)	(899)
Accumulated other comprehensive income	173	58
Accumulated deficit	(6,404)	(9,497)

Total stockholders’ equity	175,629	166,850

Total liabilities and stockholders’ equity	$223,596	$210,787

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.

Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Annie Palmore
Altiris Inc.	the blueshirt group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
annie@blueshirtgroup.com